UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNILIFE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[Email being sent to holders of CHESS Depositary Interests of Unilife Corporation for whom it has email addresses]

Dear Securityholder,

Notice of Special Meeting

Reminder to Vote – Closing 5:00pm (AEST) Wednesday, 4 May 2016

The Unilife Corporation Special Meeting will be held on Monday 9 May 2016 at 4:00pm (U.S. Eastern Daylight Time)/6:00am (Australian Eastern Standard Time) on Tuesday 10 May 2016 at the following address:

Crowne Plaza Philadelphia Hotel - King of Prussia

260 Mall Blvd

King of Prussia, Pennsylvania 19406

USA

How to vote

Lodge your vote in 2 easy steps

Simply click on the ‘Vote here’ link below. This will take you to InvestorVote our online voting service, where you will be prompted to enter your post code.

Vote here

Or, copy and paste the following web address into your browser:

https://www.investorvote.com.au/login?cn=8510&p=TEST

Note - Votes submitted through this site must be received by 5:00pm (Australian Eastern Standard Time) Wednesday, 4 May 2016 (3:00am U.S. Eastern Daylight Time).

Investor document

The following securityholder document can be viewed on InvestorVote:

•	Notice of Special Meeting and Proxy Statement

Further information

By electing to receive information electronically you are receiving timely, cost effective and environmentally friendly online solutions. We hope you find this information helpful and easy to access.

If you have further enquiries, please click here or alternatively call the numbers below, Monday to Friday 8:30am to 7:00pm AEST.

Within Australia:	1300 850 505

Outside Australia:	+61 3 9415 4000

Yours sincerely,

Mr. John Ryan

Interim President and Chief Executive Officer, Senior Vice President, General Counsel, and Secretary

Unilife Corporation